Exhibit 5.01

September 27, 2017
Cloudera, Inc.
395 Page Mill Road
Palo Alto, CA 94306
Gentlemen/Ladies:
At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) filed by Cloudera, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on September 27, 2017 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of 1,646,930 shares (the “Stock”) of the Company’s Common Stock (the “Common Stock”), to be sold by certain selling stockholders (the “Selling Stockholders”).
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.
(1)    The Company’s Restated Certificate of Incorporation, filed and certified by the Delaware Secretary of State on May 3, 2017 (the “Restated Certificate”);
(2)    The Company’s Amended and Restated Bylaws, adopted by the Company’s Board of Directors (the “Board”) on May 3, 2017 (the “Restated Bylaws”);
(3)    The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.
(4)    The prospectus prepared in connection with the Registration Statement (the “Prospectus”).
(5)    Minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders (the “Stockholders”) at which, or pursuant to which, the Restated Certificate and the Restated Bylaws were approved.
(6)    Minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the issuance of the Stock were approved, and the sale and issuance of the Stock and related matters were adopted and approved.
(7)    The stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, dated September 22, 2017, verifying the number of the Company’s issued and outstanding shares of capital stock as of September 22, 2017, and a statement prepared by the Company as to the number of issued and outstanding options, restricted stock units and any additional shares of capital stock reserved for future issuance in connection with the Company’s 2008 Equity Incentive Plan, 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan as of September 22, 2017).

September 27, 2017

(8)    A Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated September 27, 2017, stating that the Company is qualified to do business in good standing under the laws of the State of Delaware.
(9)    The agreements under which the Selling Stockholders acquired or will acquire the shares of Common Stock to be sold by them as described in the Registration Statement.
(10)    The custody agreements, payment instructions and powers of attorney signed by the Selling Stockholders in connection with the sale of the Stock as described in the Registration Statement.
(11)    An opinion certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.
We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, and of the Delaware General Corporation Law and reported judicial decisions relating thereto.
In connection with our opinion expressed in paragraph (1) below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.
In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.
Based upon the foregoing, we are of the following opinion:
(1)    the up to 1,646,930 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.
This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.
[Signature Page Follows]

September 27, 2017

Very truly yours,
/s/ Fenwick & West LLP
FENWICK & WEST LLP